Exhibit 10.29

March 26, 2026

PERISHIP GLOBAL LLC

801 INTERNATIONAL PKWY

FL 5

LAKE MARY, FL 32746-4762

Re:	Waiver to the Amended and Restated Loan Agreement dated as of October 31, 2023, (the “Agreement”) between PERISHIP GLOBAL LLC (the “Borrower”), and PNC Bank, National Association (the “Bank”)

Ladies and Gentlemen:

This letter is issued in connection with the Agreement referenced above. Terms used in this letter which are defined in the Agreement shall have the same meanings in this letter as they do in the Agreement. The Borrower’s failure to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 4.8 (1) of the Financial Covenants section of the Addendum to the Agreement for the period ending December 31, 2025, constitutes one or more Events of Default (collectively, if more than one, the “Event of Default”) under the Agreement.

In reliance upon the Borrower’s representations and warranties contained in the Loan Documents (as defined below), and subject to the terms and conditions herein set forth, the Bank agrees to grant a waiver as follows:

1.       Waiver. The Bank hereby grants a waiver of the Event of Default specified above.

PERISHIP GLOBAL LLC

March 26, 2026

2.       Extent of Waiver. Except as expressly described above, this waiver shall not constitute (a) a modification or an alteration of any of the terms, conditions or covenants of the Agreement or any related documents, instruments and agreements (collectively as amended from time to time, the “Loan Documents”), all of which remain in full force and effect, or (b) a waiver, release or limitation upon the Bank’s exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved. This waiver shall not relieve or release the Borrower or any guarantor in any way from any of its respective duties, obligations, covenants or agreements under the Agreement or the other Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Bank, or be construed to require the Bank, to waive any other Event of Default or defaults, whether now existing or which may occur after the date of this waiver.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Matthew Ludwig

Matthew Ludwig, Senior Vice President

cc:	VERIFYME, INC., Guarantor